As filed with the Securities and Exchange Commission on July 8, 2015

Registration No. 333-205268

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBANT S.A.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Grand Duchy of Luxembourg	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 rue Guillaume Kroll
L-1882, Luxembourg
Tel: + 352 48 18 28 1

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Globant, LLC
875 Howard Street, Suite 320
San Francisco, CA 94103
Attn: Andrés Angelani
Tel: +1 877 798 8104 ext. 28127

(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Christopher C. Paci DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	S. Todd Crider Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Common Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common shares, nominal value $1.20 per share	4,025,000	$30.19	$121,514,750	$14,120
(1)	Includes shares which the underwriters have the option to purchase to cover overallotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the U.S. Securities Act of 1933, as amended, and based on the average of the high and low price of the Registrant’s common shares on July 6, 2015 as reported by the New York Stock Exchange.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

Globant S.A. has prepared this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-205268) for the sole purpose of filing a revised version of Exhibit 5.1 to the Registration Statement with the Securities and Exchange Commission. The revised version of Exhibit 5.1 corrects the number of common shares being registered from 3,500,000 to 4,025,000. This Amendment No. 2 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers

Our directors are not held personally liable for the indebtedness or other obligations of Globant S.A. As agents of Globant S.A., they are responsible for the performance of their duties. Subject to the exceptions and limitations set forth below and mandatory provisions of law, every person who is, or has been, a director or officer of Globant S.A. will be indemnified by Globant S.A. to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been such a director or officer and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” refer to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities.

No indemnification, however, will be provided to any director or officer: (i) against any liability to Globant S.A. or its shareholders by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office; (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of Globant S.A.; or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by our board of directors.

The rights of indemnification described above are severable, do not affect any other rights to which any director or officer may otherwise be entitled, continue as to a person who has ceased to be such director or officer and inures to the benefit of the heirs, executors and administrators of such a person. Nothing contained in Globant S.A.’s Articles of Association affect any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law.

Expenses in connection with the preparation and representation of a defense of any claim, action, suit or proceeding of the character described above will be advanced by Globant S.A. prior to final disposition thereof upon receipt of any undertaking by or on behalf of the officer or director, who must repay such amount if it is ultimately determined that he is not entitled to indemnification.

The registrant maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity.

Item 7.  Recent Sales of Unregistered Securities

In the three years ended December 31, 2014, the registrant has offered and sold its equity securities in the following unregistered transactions:

•	private placements made to funds affiliated with Riverwood and FTV in 2011, as described in “Related Party Transactions — Private Placements”;
•	a private placement to Endeavor Global, Inc. in January 2012, as described in “Related Party Transactions — Private Placements”;
•	a private placement to WPP plc through its subsidiary, WPP Luxembourg Gamma Three S.à. r.l., in December 2012, as described in “Related Party Transactions — Private Placements”;
•	issuances of options to certain members of its senior management and other key employees pursuant to share option agreements dated June 30, 2012, as described in “Risk Factors — Risks Related to Our Business and Industry — We have incurred significant share-based compensation expense in the current fiscal year, and may in the future continue to incur equity-based compensation expense in 2012, which could adversely impact our profits or the trading price of our shares; and
•	a private placement to the sellers of Clarice, in the context of our acquisition of Clarice. Some of the sellers of Clarice’s shares agreed to use a portion of the purchase price to subscribe for our common shares, up to an aggregate amount of $2.7 million in three annual tranches, at a subscription price per share resulting from the volume weighted average trading price of our common shares during the 60-day period prior to each of the relevant annual payment dates, as quoted in the New York Stock Exchange. In connection with the first tranche, on May 14, 2015, the sellers of Clarice acquired an aggregate of 24,365 of our common shares for a total consideration of $500,000.

The registrant believes that these issuances did not require registration under the Securities Act, because these securities were offered and sold outside the United States in reliance upon Regulation S under the Securities Act or, alternatively, in a transactions exempt pursuant to Section 4(a)(2) of the Securities Act.

Item 8.  Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit	Description
1.1†	Form of Underwriting Agreement
2.1	Stock Purchase and Subscription Agreement, dated December 27, 2012, by and among Paldwick, S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III L.P., FTVentures IIIN L.P., and Endeavor Global, Inc., as Sellers, Globant S.A., and WPP Luxembourg Gamma Three S.à. r.l., as Buyer; incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
2.2	Joinder Agreement, dated December 27, 2012, by and between Paldwick S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Endeavor Global, Inc., Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III, L.P., FTVentures III-N L.P., WPP Luxembourg Gamma Three S.à. r.l. and Globant S.A.; incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
2.3	Price Reset Agreement, dated December 27, 2012, by and between Paldwick S.A., Endeavor Global, Inc., Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III, L.P., FTVentures IIIN L.P., WPP Luxembourg Gamma Three S.à. r.l., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Carolina Pincirolli, Maria Victoria Albornoz, Silvana Laura Gaggiotti and Maria Alejandra Fasce; incorporated by reference to Exhibit 2.3 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
3.1†	Amended Articles of Association
5.1	Opinion of Arendt & Medernach, Luxembourg as to the validity of the common shares
8.1†	Opinion of Arendt & Medernach, Luxembourg as to Luxembourg tax matters
8.2†	Opinion of DLA Piper LLP (US) as to U.S. tax matters
10.1	Form of Registration Rights Agreement; incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.2	Loan and Security Agreement, dated May 6, 2011, as amended on May 6, 2013, by and between Bridge Bank, National Association and Globant, LLC; incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.3	Lease, dated May 31, 2010, by and between Laminar S.A. de Inversiones Inmobiliarias and Sistemas Globales S.A.; incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.4	Globant S.A. 2014 Equity Incentive Plan; incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)

Exhibit	Description
10.5	Form of Nonstatutory Stock Option Notice; incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.6	Form of Nonstatutory Stock Option Notice — International; incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.7	Equityholders Additional Agreement, dated May 7, 2012, by and among Paldwick S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Riverwood Capital LLC, RW Holdings S.à. r.l., ITO Holdings S.à. r.l., Endeavor Global, Inc. and IT Outsourcing S.L.; incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
21.1†	List of Subsidiaries
23.1†	Consent of Deloitte & Co. S.A.
23.2†	Consent of Arendt & Medernach, Luxembourg (included in Exhibits 5.1 and 8.1)
23.3†	Consent of DLA Piper LLP (US) (included in Exhibit 8.2)
24.1†	Powers of Attorney (included on signature page)
†	Previously filed.
(b)	Financial Statement Schedules

All schedules are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto or the additional information thereto.

Item 9.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina on the 8th day of July, 2015.

GLOBANT S.A.

By:	/s/ Alejandro Scannapieco Name: Alejandro Scannapieco Title: Chief Financial Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated indicated on July 8, 2015.

Signature	Title
*	Martín Migoya Chairman of the Board and Chief Executive Officer (Principal executive officer)
/s/ Alejandro Scannapieco	Alejandro Scannapieco Chief Financial Officer (Principal financial officer)
*	Natalia Kanefsck Chief Accounting Officer (Principal accounting officer)
*	Martín Gonzalo Umaran Director and Chief of Staff
*	Guibert Andrés Englebienne Director and Chief Technology Officer
*	Francisco Álvarez-Demalde Director
*	Bradford Eric Bernstein Director
*	Mario Eduardo Vázquez Director
*	Philip A. Odeen Director
*	Marcos Galperin Director
*	Timothy Mott Director
*	David J. Moore Director
*By: /s/ Alejandro Scannapieco Alejandro Scannapieco Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for Globant S.A., has signed this Amendment No. 2 to the Registration Statement in the City of San Francisco, State of California, on the 8th day of July, 2015.

/s/ Guillermo Bodnar

Name:  Guillermo Bodnar
Title:    Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
2.1	Stock Purchase and Subscription Agreement, dated December 27, 2012, by and among Paldwick, S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III L.P., FTVentures IIIN L.P., and Endeavor Global, Inc., as Sellers, Globant S.A., and WPP Luxembourg Gamma Three S.à. r.l., as Buyer; incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
2.2	Joinder Agreement, dated December 27, 2012, by and between Paldwick S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Endeavor Global, Inc., Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III, L.P., FTVentures III-N L.P., WPP Luxembourg Gamma Three S.à.r.l. and Globant S.A.; incorporated by reference to Exhibit 2.2 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
2.3	Price Reset Agreement, dated December 27, 2012, by and between Paldwick S.A., Endeavor Global, Inc., Riverwood Capital LLC, Riverwood Capital Partners (Parallel-B) L.P., Riverwood Capital Partners L.P., Riverwood Capital Partners (Parallel-A) L.P., FTVentures III, L.P., FTVentures IIIN L.P., WPP Luxembourg Gamma Three S.à.r.l., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Carolina Pincirolli, Maria Victoria Albornoz, Silvana Laura Gaggiotti and Maria Alejandra Fasce; incorporated by reference to Exhibit 2.3 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
3.1†	Amended Articles of Association
5.1	Opinion of Arendt & Medernach, Luxembourg as to the validity of the common shares
8.1†	Opinion opinion of Arendt & Medernach, Luxembourg as to Luxembourg tax matters
8.2†	Opinion opinion of DLA Piper LLP (US) as to U.S. tax matters
10.1	Form of Registration Rights Agreement; incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.2	Loan and Security Agreement, dated May 6, 2011, as amended on May 6, 2013, by and between Bridge Bank, National Association and Globant, LLC; incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.3	Lease, dated May 31, 2010, by and between Laminar S.A. de Inversiones Inmobiliarias and Sistemas Globales S.A.; incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.4	Globant S.A. 2014 Equity Incentive Plan; incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.5	Form of Nonstatutory Stock Option Notice; incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.6	Form of Nonstatutory Stock Option Notice — International; incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
10.7	Equityholders Additional Agreement, dated May 7, 2012, by and among Paldwick S.A., Martín Migoya, Martín Gonzalo Umaran, Néstor Augusto Nocetti, Guibert Andrés Englebienne, Riverwood Capital LLC, RW Holdings S.à. r.l., ITO Holdings S.à. r.l., Endeavor Global, Inc. and IT Outsourcing S.L.; incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1 (SEC File No. 333-190841)
21.1†	List of Subsidiaries

Exhibit Number	Description
23.1†	Consent of Deloitte & Co. S.A.
23.2†	Consent of Arendt & Medernach, Luxembourg (included in Exhibits 5.1 and 8.1)
23.3†	Consent of DLA Piper LLP (US) (included in Exhibit 8.2)
24.1†	Powers of Attorney (included on signature page)
†	Previously filed.